EXHIBIT 10.72

Comprehensive Credit-Extension Agreement

No.(2001)YBCBC(105-2001-006)

Creditor:    Beijing City Commercial Bank, Yuhaiyuan Road Branch (hereinafter referred to Party A)

Address: No.59, Fuxing RD, Haidian District, Beijing 100036

Legal Representative: Wang Jianliang

Tel.: 6821 4551

Fax: 6828 6861

Credit Receiver:  UTSTARCOM (CHINA) LTD. (hereinafter referred to Party B)

Address: 11/F CNC Manhattam Bldg, Dongcheng District, Beijing 100027

Legal Representative: Lu Hongliang

Tel.: 65542030

Fax: 65542058

WHEREAS, In light of “Act on Commercial Bank of People’s Republic of China”, “Contract Law” and “Interim Administration on Authorization and Credit Extension of Commercial Bank”, through equal negotiation under the principle of goodwill and equality, both parties reach the Agreement as follows and agree it is binding on them both:

Chapter One: Maximum Credit Margin and Specific Credit Margin

Article 1: At the duration of the credit extension, Maximum credit extension margin Party B can apply for is SAY: RMB One Hundred Million Yuan   (RMB 100,000,000 Yuan)

Article 2: Within maximum credit extension margin, specific credit margin regarding specific transaction is as such:

RMB:  1. Common loan: SAY RMB Fifty Million Yuan (RMB 50,000,000Yuan)

            2. Discount of commercial invoice: SAY RMB Fifty Million Yuan (RMB 50,000,000Yuan)

Chapter Two: Term of Credit Extension

Article 3: Validity term of maximum credit extension margin is: from December 20 of 2001 to December 20 of 2002.

Article 4:  Party A has the right to check up the usage of the credit extension of this contract periodically. Party A has the right to change the term of the credit extension provided that the issues set forth in Chapter six occurred.

Chapter Three: Usage of Maximum Credit Margin and Specific Credit Margin

Article 5: The credit capital herein can only be used for the current capital loan and discount of commercial notes.

Article 6: During the term of credit extension agreed on in the Agreement and within the maximum credit margin, Party A may apply to Party B for usage of specific credit extension on one lump sum or by items on different occasions. In the event Party A think the application complies with this contract by examination and its own determination, Party A shall go through the relevant formalities with Party A.

Article 7: In the event Party B applies to Party A for loan, Parties shall not otherwise sign the loan contract, the amount, term, interest rate, species and usage of loan shall be accorded to the loan receipt.

         In the event Party B applies to Party A for other specific credit margin other than set forth in article 2, Parties shall otherwise sign the specific contract/agreement under the relevant credit extension (the relevant credit extension hereinafter referred to as: “Other Specific Transaction”; the specific contract/agreement hereinafter referred to as “Specific Transaction Contract”).

         Any Specific Transaction Contract or loan receipt concluded between Party A and Party B under every specific transaction is made a part of and subject to this Agreement, together form a single integrated Agreement.

Article 8: Summation of credit margin (that is the outstanding capital sum of debt) already used by Party B shall not exceed the maximum credit margin. During the term of credit extension, Party B may re-apply for the usage of the specific credit margin under which the debt is paid up. The unused specific credit margin within the term of credit extension shall be automatically cancelled on expiration of the term of credit extension.

Article 9: Party B must apply for using the credit margin within the term of credit extension. The commencement of every credit margin shall not exceed the expiration date of the term of credit extension, such expiration date includes such day of the changed term of credit extension.

Article 10: The Specific Transaction Contract or loan receipt shall prevail if this contract conflicts with the Specific Transaction Contract or loan receipt concluded by Party A and Party B.

Article 11: The interest rate, expenses charged by Party A in the business of bank accepted draft, comfort letter or letter of guarantee and international trade financing etc., the discount rate, and the interest rate and foreign exchange rate needed in the secured loan of import and export are determined as follows by Party A and Party B:

 1 The interest rate of current capital loan is base rate (4.875‰ per year, 4.65‰ per half a year)

 2. The discount rate of notes is 3.5‰.

Article 12: Within the term of this contract, in the event the central bank adjusts the interest rate, expense rate and the criteria of commission charge in the relevant businesses, Party A and Party B shall re-determine the new rate and criteria of this contract through negotiation.

 Chapter Four: Party A’s Commitment

Article 13: Party A shall approve Party B’s application and execute in due course pursuant to the Specific Transaction Contract or loan receipt on the ground that Party B’s application for usage of credit margin complies with this contract.

Article 14: Party A shall not take the liberty to adjust maximum credit margin and term of credit extension to the extent of being unfavorable to Party B, unless otherwise set forth in chapter six of this contract.

Chapter Five: Party B’s Commitment

Article 15: Party B shall use the capital in conformity with law, Specific Transaction Contract or loan receipt and subject to Party A’s examination at any time.

Article 16: During the term of credit extension, Party B promises to duly provide Party A true financial statements, all of its banks of deposit, accounts, balance held on deposits and credits and other related financial materials.

Article 17: Party B shall notify Party A in writing immediately in the event of the occurrence of any affair threatening Party B’s ordinary operation and repayment obligation under this contract.

Article 18: Party B shall give prior notice to Party A in the event that Party B conducts such activities as merger, division, acquisition, changing company style into company limited by share, contract, lease, transfer, joint management, investment, applying for the ceasing operation for consolidation, dissolution and bankruptcy, and other activities which can affect the credit and debt under this contract or the equity of Party A, otherwise Party B shall not carry out the above activities before repaying all of the debt hereunder.

Article 19: During the term of this contract, Party B shall notify Party A within 15 statutory working days after change or modification in event of change of name, address or legal representatives.

Article 20: Before repaying all the debt hereunder, Party B shall not tender guarantee for the Third Party beyond Party B’s liquidity. Party B shall notify Party A in writing provided that Party B tendered guarantee for the Third Party.

Article 21: Party B promise to repay the principal and interests of the debts due on schedule and pay all the expenses receivable due on schedule.

Article 22: The average balance of each day at the account of settlement opened at Party A shall not be less than 15% of the summation of used credit margins.

Chapter Six: Adjustment of Credit Margin

Article 23: In the duration of execution of this contract, Party A has the right to adjust or terminate the credit extension (recall in advance all the loan and cease making loans) in the event of the following:

1.               The State’s monetary policies undergo a material change;

2.               There is occurrence or threatening occurrence of grave financial risks in Party B’s area;

3.               The market relevant to Party B’s transaction undergoes a material change;

4.               Party B is being or to be exposed to grave transactional difficulties or risks;

5.               Party B undergoes material system changes;

6.               The guaranty ability of guarantor in this contract is substantially insufficient, or the security is lost or its value is apparently decreased;

7.               Party B uses the fund under credit extension or loan receipt in the manner contradicting with the provision concerned;

8.               Party B loses its business credit standing;

9.               Party B has such acts as property transfer, flight of capital and debt evasion or other acts infringing Party A’s interests;

10.         Party B uses the fund in the manner contradicting with the provision set forth in article 5 ;

11.         Party B breaks the promises set forth in chapter 5;

12.         The occurrence of any other event or situation has already caused or has the possibility to cause the deterioration of
Party B’s ability to pay debts.

Chapter Seven: Security

Article 24: To ensure the prompt repayment of the debt under this Agreement, the following means of security are adopted:

1. Surety: UTStarcom (Hangzhou) Communication Co., Ltd.; which signed the Maximum Margin Guarantee Contract with the contract no. as (2001)YBCBC(105-2001-006) “CEB Chao Max Surety”.

Chapter Eight: Responsibility of breach

Article 25: After going into effect of this contract, Party A and Party B shall execute the responsibilities under this contract, Specific Transaction Contract or loan receipt. In the event any party does not execute such responsibilities, such party shall undertake the relevant responsibilities of breach and compensate the counter party all the losses caused by the breach.

Article 26: Party A has the right to announce the mature of this contract, Specific Transaction Contract or loan receipt in advance, and recall in advance any financing fund under comprehensive credit margin in the event of Party B’s breach. Party B shall pay all the losses caused by Party B’s breach to Party A.

Article 27: In the event Party B does not refund the principals of loan and other credit capitals in the term set forth in the loan receipt under this contract or Specific Transaction Contract, Party A shall charge the punitive interest at the rate of 0.21‰ per day pursuant to the delayed amount and time. In the event Party B does not use the loan and other credit capitals as set forth, Party A shall charge the punitive interest at the rate of 0.5‰ per day pursuant to used amount and time.

Article 28: Party A has the right to receive the compound interests for unpaid interests from Party B.

Article 29: Party A has the right to deduct receivable principle of loan, interests, punitive interests for delayed payment, compound interests and other expensive receivable from Party B.

Chapter Nine: Force Majeure

Article 30: In the event any force majeure causes Party B fails to execute the contract, Party B shall notify Party A within 3 legal working day after the incurrence of the force majeure and provide the written proof about such occurrence of force majeure issued by the local notarial department.

Chapter Ten: Settlement of Disputes

Article 31: Both Parties shall settle through friendly negotiation any disputes arising out of or relating with the performance of this Agreement. If negotiation fails, the jurisdiction of Party A shall prevail.

Chapter Eleven: Effect, Change and Dissolution of the Contract

Article 32: The contract comes into force at the date both parties’ legal representative or main principals, or the entrusted agents sign it and seal it by company chop.

Article 33: After the effectiveness of this contract, any party shall not presume on change or termination in advance of this contract. Parties shall make a consensus about any change or termination and reach an written agreement.

Chapter Twelve: Appendix

Article 34: The appendix of this contract is: Nill

Article 35: The appendix is an indiscerptible parts of this contract and has the same effectiveness with the originals.

Chapter Thirteen: Miscellaneous

Article 36: Any notice given or made by telex and facsimile shall be deemed to have been received at the date of transmission; if sent by mail, shall be deemed to have received within 3 days after the date of mailing.

Article 37: Other issues stipulated by parties: Nill

Article 38: Any term and conditions which are not stipulated in this Agreement can be otherwise set forth in writing.

Article 39: This Agreement has three originals with same effectiveness and Party A, Party B and the guarantor respectively holds one.

Article 40: This Agreement is signed in Beijing as of February 20, 2002.

Party A(stamp)	Party B(Stamp)
Legal representative:	Legal representative:
(or entrusted agent):	(or entrusted agent):

Translation Certification

I hereby certify that the foregoing represents a fair and accurate English translation of the original Chinese document.

Dated:  April 29, 2002

By:	/s/ Michael J. Sophie
Michael J. Sophie
Chief Financial Officer

Beijing City Commercial Banking Co., Ltd.

Maximum Amount Guaranty Contract

Serial number: (2001) bei shang yin gao bao zi

No. (105-2001-006)

Guarantor: UTStarcom (Hangzhou) Telecommunication Co., Ltd. (hereinafter referred to as Party A)

Domicile: Building 2 and 3, Yile Industrial Park, No. 129 Wenyi Road, Hangzhou, Zhejiang Province

Postcode: 310012

Legal Representative: Wuying

Tel: 0571-88856112  88862342

Fax: 0571-88855203

Account Opening Bank: Zhejiang Province Branch of Bank of China

Account Number: 4518252011617

Creditor:  Beijing City Commercial Banking Co., Ltd., Yuhaiyuan Road Branch (hereinafter referred to as Party B)

Domicile: 59 Yi Fuxing Road, Haidian District, Beijing

Postcode: 100036

Legal Representative/Person in Charge: Wang Jianliang

Tel: 68214551

Fax: 68286861

Party A voluntarily provides security guaranty for all creditor’s right under the Comprehensive credit granting Contract (hereinafter referred to as the principal contract) which is numbered as (2001) Bei shang yin ZHONG SHOU zi No. (105-2001-006) signed by UTStarcom (China) Co., Ltd. (hereinafter referred to as debtor) and Party B of this Contract.

Party B agreed to accept the security provided by Party A after examination. This contract is drawn up in order to make clear the rights and obligations of both parties in accordance with relevant laws and rules of the state.

Chapter 1    Type and Amount of the Principal

 Creditor’s Right to be guaranteed

Article 1        The type and amount of the principal creditor’s right guaranteed by Party A are the type and amount of the principal creditor’s right under the principal contract, and the maximum amount of the principal creditor’s right to be guaranteed is the maximum credit granting amount agreed in the principal contract, that is ONE HUNDRED MILLON RMB(writing in large form), 100,000,000 RMB(writing in small form); foreign currency
(writing in large form),               (writing in small form).

Chapter 2    Time Limit for debt performed by debtor

Article 2        The time limit for debt performed by debtor shall comply with what’s agreed in each specific business contract or bill of debt under principal contract.

Chapter 3    Guaranty Form

Article 3    The guaranty form of this contract is a joint liability guaranty.

Chapter 4    Scope of security guaranty

Article 4      The scope of security guaranty includes principal creditor’s right, interest, overdue penalty interest, compound interest, contractual fine, payment for damages, fees to realize creditor’s right (including but not limited to court costs, attorney fees and business trip cost) and all other necessary fees which are agreed in Article 1 under this contract.

Chapter 5    Duration of Guaranty

Article 5         The duration of guaranty for Party A to bear guaranty liability is 2 years, that is, within 2 years as of the expiration of expiry date for debt agreed in each specific business contract or bill of debt. The duration of guaranty of each specific business is calculated separately.

If the debt is expirated in advance of time according to the principal contract or specific business contract, the advanced expiry date is regarded as the expiry date of debt.

Chapter 6    Rights and Obligations of Both Parties

Article 6 Rights and Obligations of Both Parties:

6.1           Party A shall guarantee that it is a lawful Chinese legal person or other organization according to laws of People’s Republic of China and has the necessary capacity of civil rights and capacity of civil disposition to sign and perform this contract;

6.2           Party A shall know and agree all articles of the principal contract, voluntarily provides guaranty for Party B and all proposals in this contract are truthful.

6.3           In case there is the third party providing another guaranty, all guarantors shall be jointly and severally liable for the debt. Party B may require any one of the guarantors to bear relevant security liabilities.

6.4           Should the debtor pay all debts under the principal contract and relevant specific business contract or bill of debt on schedule, then Party A may not bear the security liabilities under this contract any more.

6.5           If principal creditor’s right amount guaranteed by Party A is not increased, the modification of the principal contract by debtor and Party B through agreement needs not obtain Party A’s consent and Party A shall not be exempted from joint and several liability for the amendment.

6.6           During the performance of this contract, if the People’s Bank of China adjusts loan interest rates, it shall be performed according to the regulations of the People’s Bank of China, which shall not be regarded as the modification of the principal contract and this contract. Party B is not required to notice Party A and Party A shall continue to bear the security liability.

6.7           Party A shall ensure that its credit information, financial report and other materials, documents are truthful, legal and valid;

6.8           In case the debtor fails to pay debt according to what’s agreed in specific business contract or bill of debt, Party B may ask Party A to bear security liability and Party A shall pay Party B on the date of receiving Party B’s written notice without delay.

6.9           When performing its security liability, Party A shall pay to Party B according to the following sequence except as otherwise agreed upon in this contract: (1) fees to realize the creditor’s right; (2) payment for damages; (3) contractual fines; (4) compound interest of principal creditor’s right; (5) overdue interest penalty for principal creditor’s right; (6) interest of principal creditor’s right; (7) the principal of principal creditor’s right.

6.10     Should Party A fails to perform the security liability agreed in Article 6.8 of this contract, Party B may deduct directly from any accounts opened by Party B or exercise right of disposition of Party A’s property or property right lawfully possessed and managed by Party B to off the debtor’s right guaranteed by Party A.

6.11       During the period of validity of principal contract, Party A shall take measures actively to realize its security liability and inform Party B within 3 statutory working days if it is under any of the following circumstances:

(1)         Litigation, arbitration involving Party A, or other events which may have an effect on its capacity of guaranty;

(2)         Party A modify its name, domicile or legal representative;

(3)         Merger, division, annexation, stock system reform, contracting out, leasing, capital transfer, economic association, investment, application for closing down for rectification, application for dissolution, application for bankruptcy or other changes occurs to Party A.

6.12        Should Party B and the debtor sign specific credit granting contract or bill of debt under the specific credit business of principal contract, it is not necessary to inform Party A.

6.13        Party B has the right to investigate and check Party A’s business and property situation and Party A shall coordinate actively and provide relevant materials to Party B without delay.

Chapter 7   Liability for Breach of Contract

Article 7         Both parties shall perform the obligations prescribed by this contract after the effectiveness of it. Should either party fails to perform or partially perform the obligations prescribed by this contract, that party shall bear relevant liabilities for breach of contract and compensate for losses therefor.

Chapter 8    Force Majeure

Article 8      Should Party A be prevented from executing its obligations by force majeure, Party A shall notify Party B within 3 statutory working days from the occurrence date of force majeure and thereafter provide a written document for evidence about the occurrence of force majeure issued by the local public notary organization.

Chapter 9    Settlement of Dispute

Article 9      Any disputes arising from the execution of the contract, the contract shall be settled through consultations between both parties. In case no settlement can be reached through consultations, the parties may seek recourse to the law court of the district of Party B’s domicile.

Chapter 10   Validity, Alteration and dissolution of the Contract

Article 10          This contract shall go into effect upon signature and official seal by legal representatives/ persons in charge or entrusted agents of both parties.

Article 11          This contract is separate from the principal contract and does not become invalid because of the invalidity of the principal contract.

Article 12          Neither party shall alter or dissolve this contract ahead of time arbitrarily. When any alteration or dissolution is necessary, a written agreement shall be reached through consultations between both parties.

Chapter 11    Appendix

Article 13  The appendix of this contract includes none.

Article 14  The appendix of this contract is an inseparable part of this contract and are equally valid as the main body of the contract.

Chapter 12    Supplementary Provisions

Article 15          Notices agreed in this contract shall be made in the form of telegram, fax and once they are sent out it is regarded as delivered; where the notice is made in a letter, it is regarded as delivered within 3 days from the date of mailing.

Article 16          other matters agreed by both parties: none

Article 17          “The specific business contracts” called in this contract refer to the contract or agreement signed separately by debtor and Party B on each specific credit granting business during credit granting period.

Article 18          As to the uncovered matters of this contract, both parties may agreed upon separately and reach written agreements.

Article 19          The original of this contract has three copies. Party A, Party B and debtor holds one respectively and they are equally valid.

Article 20          The contract is signed in Hangzhou, Zhejiang Province by both parties on 20 February 2002.

For Party A:
Legal Representative:	(seal)
(or Entrusted Agent)	(signature)

For Party B:
Legal Representative:	(seal)
(or Entrusted Agent)	(signature)

Translation Certification

I hereby certify that the foregoing represents a fair and accurate English translation of the original Chinese document.

Dated:  April 29, 2002

By:	/s/ Michael J. Sophie
Michael J. Sophie
Chief Financial Officer